UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Tesco Corporation

(Exact name of registrant as specified in its charter)

Alberta	001-34090	76-0419312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (713) 359-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2016, Tesco Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Underwriter an aggregate of 7,000,000 common shares of the Company (the “Common Shares”) at a price to the Underwriter of $6.72 and an initial price to the public of $7.00. The Company also granted the Underwriter an option for a period of 30 days to purchase up to an additional 1,050,000 Common Shares on the same terms. The total proceeds (before estimated offering expenses) to the Company from the sale of the initial 7,000,000 Common Shares are expected to be approximately $47,040,000.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The offering is expected to close on June 14, 2016, subject to customary closing conditions.

The Underwriter and its affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 8, 2016, by and between Tesco Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

By	/s/ Christopher L. Boone
Christopher L. Boone
Sr. Vice President and
Chief Financial Officer

Date: June 13, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 8, 2016, by and between Tesco Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).